Exhibit 10.1



                                AGENCY AGREEMENT



This Agreement, entered into this 13th day of March, 1992 by the between :
METASYN INC. a corporation duly organized and existing under the laws of Delaware and having its principal office of business at 272, Marlborough St.-Suite 2F, Boston, Massachusetts 02116 (hereinafter referred to as "Company"), and :

                              SUMITOMO CORPORATION

corporation duly organized and existing under the laws of Japan and having its principal office of business at 3-11-1 Kandanishiki-cho, Chiyoda-ku, Tokyo, Japan (hereinafter referred to as "Agent"),

                                WITNESSETH THAT :

Whereas, Company is the owner of certain technology as hereinafter defined, in connection with the manufacture and sale of Products as hereinafter defined, and

Whereas, Company is interested in entering into Arrangements as hereinafter defined, with companies for the manufacture, distribution and sale in Territory as hereinafter defined of Products, and

Whereas, Agent is in a position to assist Company in entering into such Arrangements and thereafter assisting Company in the administration of such Arrangements as well as providing other related services, and



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Whereas, Agent is desirous of obtaining the rights to do the said business on the terms and conditions set forth below, Now Therefore, it is hereby agreed as follows :

Article 1 : Definitions

The following terms as used in this Agreement shall, unless the context clearly indicates to the contrary, have the meanings set forth in this Article and the singular shall include the plural and vice versa :

1.1. "Product" means the products, listed on Appendix 1, which Company has the right to develop manufacture and commercialize.

1.2. "Technology" means

     a) all scientific, technical, medical, commercial and other confidential information and know-how

     b) all patents, and applications for patents owned and/or controlled by Company including, without limitation, patents listed on Appendix 2 and licensed by Massachusetts General Hospital ("MGH") that Company considers necessary for developing, manufacturing and commercializing the Products and for obtaining Government approvals for proper manufacture and promotion of the Product.

1.3. "Arrangements" means option agreement, license agreement, research and development agreement in connection therewith or joint venture with or equity participation or investment in Company relating to the manufacture, distribution, and sale of Products in Territory or any other arrangement or transaction relating to the Products of similar nature thereto.



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1.4. "Raw Materials" means the raw materials or active ingradients of the
     Product insofar that they are used in the manufacture of the Product.

1.5. "Territory" means Japan.

1.6. "Partner" means any third party headquartered in the Territory and its subsidiaries or affiliates wherever located.

Article 2 :  Appointment

Company hereby appoints Agent, and Agent agrees to act, as an exclusive agent for the Products with Partner upon the terms and conditions set forth hereinafter.

Article 3 : Privity

Agent shall not be authorized to conclude any contract on Company's behalf, and shall not make any representation, warranty, promise or any other act binding Company. It is confirmed and agreed that in any event Company shall at its sole discretion determine whether or not to enter into any Arrangement with Partners and that Agent shall not be responsible for any liabilities, damage or other claims whatsoever arising in connection with any Arrangement or contents or performance thereof to which Agent is not a party, including without limitation, infringement of patent or other intellectual property right, product liability, warranty, and performance of the Arrangements by Partners. Company shall indemnity and hold Agent harmless from and against all suits, claims, demands, damages, costs and expenses which are made against or incurred by Agent with respect to the Arrangement or contents or performance thereof, to which Agent is not a party, including, without limitation, infringement of patent or other intellectual property right, product liability, warranty, and performance of the Arrangement.



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Article 4 : Scope of Services

During the life of this Agreement, Agent shall :

     a) use its best efforts to find appropriate Partners with which Company will enter into Arrangements,

     b) assist Company in negotiation on any Arrangements which will be made between Company and Partners,

     c) coordinate closely with Partners to obtain and maintain any necessary registrations and approvals of Products required from Health or other authorities in Territory,

     d) assist Company in obtaining information, if deemed necessary and specifically requested by Company, as to laws, regulations and policies having the force of law in Territory applicable to the conduct of business pursuant to this Agreement, as well as to Arrangements which Company have concluded with Partners to the extent available and practicable to Agent, and

     e) provide Company with reports concerning the above matters as may from time to time be reasonably required by Company.

Article 5 : Expenses

Unless otherwise expressly provided herein, all costs and expenses of Agent and any third parties utilized by Agent in performing its service hereunder shall be borne solely by Agent, and Company shall be required to make no payments to Agent other than those expressly agreed by Company.



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Article 6 : Exclusivity

Company shall refer to Agent any inquiry or offer concerning Product which Company may receive from a person or firm in Territory, and Company shall not enter into Arrangements through other channel than Agent.

Article 7 : Compensation on hepatobiliary MRI agent

7.1 In consideration for the services to be rendered by Agent hereunder, Company shall pay a commission of [ ]* on [ ]*, and [ ]* on [ ]*. Company shall pay the commission to Agent within thirty (30) days after the date on which Company receives the [ ]*.

7.2 Notwithstanding the provisions of the preceeding article 7.1, in case by April 15, 1992 Company enters into any Arrangements for hepatobiliary MRI agent with any Partner pursuant to which Company would be entitled to receive more than [ ]* within one (1) year from the date of conclusion of an agreement for such Arrangements, Company shall pay a commission of [ ]* of [ ]* under such Arrangements.

7.3 For all sales of Product of hepatobiliary MRI agent or Raw Materials therefor by Company to Partners, Company shall pay Agent a [ ]* commission (calculated on [ ]* value).


*Confidential information omitted and filed with the Commission.


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Article 8 : Compensation on blood pool MRI agent

8.1 In consideration for the services to be rendered by Agent hereunder, Company shall pay a commission of [ ]* on [ ]*. Company shall pay the commission to Agent within thirty (30) days after the date on which Company receives the [ ]*.

8.2 Notwithstanding the provisions of the preceeding article 8.1, in case by the end of September, 1993 Company enters into any Arrangements for blood pool MRI agent with any Partner pursuant to which Company would be entitled to receive more than [ ]* within one (1) year from the date of conclusion of an agreement for such Arrangements, Company shall pay a commission of [ ]* of [ ]* and [ ]* of [ ]* under such Arrangements.

8.3 For all sales of Products of blood pool MRI agent or Raw Materials therefor by Company to Partners, Company shall pay Agent a [ ]* commission (calculated on [ ]* value).

Article 9 : Intellectual Property

Company hereby represents and warrants that Company has the right to use the Technology including, without limitation, patents or patent applications with respect to the products listed on Appendix 2.


*Confidential information omitted and filed with the Commission.


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Article 10 : Confidentiality

During the term of this Agreement and for a period of seven (7) years thereafter, Agent shall take the maximum precautions to (i) keep strictly confidential all and any part of Technology furnished to it hereunder by Company, and (ii) prevent its employees to whom it is necessary to disclose all and any part of Technology for the performance of this Agreement from disclosing or devulging said Technology, except when, after and to the extent such Technology;

          (i) is or hereafter becomes available to the public through no fault of Agent and licensees,

          (ii) was known to Agent prior to date of such disclosure

         (iii) is subsequently disclosed to Agent on a non-confidential basis by a third party not having a confidential relationship to Company,

          (iv) is forced to be disclosed by laws, regulations or orders of the public authorities. 10.2 Each of the parties shall keep in strict confidence from any third party any and all matters concerning the business affairs and transactions covered by this Agreement, except such matters as are forced to be disclosed by laws, regulations or orders of government authorities. The obligation hereunder shall survive the termination or expiration of this Agreement.

Article 11 : Term

11.1 The initial contracted period of this Agreement shall be three (3) years from the date of signature on this Agreement, provided that the parties hereto may discuss on a two (2) years extention of this Agreement prior to the termination of this Agreement.


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11.2 Notwithstanding any provision herein contrary to this paragraph of this
     Article, Agent's right to receive compensation pursuant to Article 7 and 8 hereof shall survive effectively the termination of this Agreement so long as Arrangements contemplated herein and concluded during the term of this Agreement and one (1) year thereafter remain in force and running royalties and other sums are paid by Partners. Company further agrees to pay commission to Agent in accordance with Article 7 and 8 hereof if Company enters into Arrangements with Partners with regard to the Products within one (1) year after the termination of this Agreement if such Partner was introduced by Agent to Company with regard to the Products during the life of this Agreement.

11.3 Notwithstanding any provision herein contrary to this Agreement, Agent shall have the right to receive the compensation with respect to sale of Products and Raw Materials pursuant to Article 7.3 and 8.3 after the termination of this Agreement if the sale of the Products or Raw Materials is made based on or related to the Arrangement concluded during the term of this Agreement and one (1) year thereafter.

Article 12 : Termination

12.1 This Agreement may be terminated by either party at any time upon the occurrence of a material breach by the other party of any of the terms and conditions hereof which breach remains uncured for a period of thirty (30) days after the date of receipt of written notice from the non-breaching party advising of the nature of such breach.

12.2 Either party hereto shall further have the right to terminate this Agreement forthwith by written notice to the other party in the event that such other party shall be adjudicated bankrupt, become insolvent, make any assignment for the benefit of its creditors, have its assets placed in the hands of receiver, file or have filed against it a petition in bankruptcy, or be dissolved or liquidated.



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12.3 This Agreement may be terminated with immediate effect if the parties hereto unanimously so resolve.

Article 13 : Step after Termination

Immediately upon termination of this Agreement Agent shall return to Company original copies and all reproductions of Technology furnished by Company under this Agreement.

Article 14 : Severability

This Agreement shall be severable, and in the event any portion hereof is declared or deemed to be illegal or invalid by any court, regulatory agency or any body having jurisdiction or competence, the remainder hereof shall remain valid and enforceable according to its terms unless written notice to the contrary is given by one party hereto to the other within thirty (30) days after the receipt by such party giving the notice of such declaration or determination.

Article 15 : Arbitration

All disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or the breach thereof which cannot be settled amicably shall be finally settled by arbitration in Boston pursuant to the most recent Japan-American Trade Arbitration Agreement.

Article 16 : Governing Law

This Agreement shall be construed in accordance with and governed by the laws of Massachusetts, USA.



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Article 17 : Waiver

The failure of either Agent or Company to require performance of any provision of this Agreement or the waiver by either party of any breach of such a provision shall not prevent a subsequent enforcement of nor be deemed a waiver of any subsequent breach of such provision.

Article 18 : Assignment

This Agreement shall be binding upon and shall inure to the benefit of each party's successors, heirs and assigns, provided that neither this Agreement nor any rights or obligations hereunder may be assigned, pledged or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party.

Article 19 : Force Majeure

Neither party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars (declared or undeclared), hostilities between nations, governmental laws, orders or regulations, embargoes, actions by the government or any agency thereof, Act of God, storms, fires, accidents, strikes, sabotages, explosions, or other similar or different contingencies beyond the reasonable control of the respective parties. If, as a result of legislation or governmental action, any party or parties are precluded from receiving any benefit to which they are entitled hereunder, the parties hereto shall review the terms of this Agreement so as to use their best efforts to restore the party or parties to the same relative position as previously obtained hereunder.



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Article 20 : Notices

20.1 All notices herein provided for may be given by personal delivery or by registered airmail return receipt requested, addressed to the parties at their above principal office of business.

20.2 The parties may change said addresses for notice by delivering notice of change of address in the manner provided in this Article.

Article 21 : Sole Understanding
This Agreement supersedes and cancels any and all previous agreements, understandings or negotiations, whether oral or written, between the parties relating to the subject matter of this Agreement and expresses the complete and final agreement of the parties in respect hereof. The Agreement may only be amended by a written agreement executed by both the parties hereto.

Article 22 : Headings

The headings of articles used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of the respective articles of this Agreement.

Article 23 : Language

This Agreement has been executed in two (2) copies with equal force and effect in English language. No translation into other language shall be taken into consideration in the interpretation of this Agreement.




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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and sealed by their duly authorized officer or representative as of the date first above written.

METASYN INC.                              SUMITOMO CORPORATION


By /s/ Randall B. Lauffer                   By /s/ T. Yoshikawa
Name:   Randall B. Lauffer                  Name:   Takahiro Yoshikawa
Title:     Chairman and                     Title:  Assistant to General Manager
           Chief Scientific Officer
           New Drug & Biochemicals
           Development Dept.

Date:  March 13, 1992                            Date:   March 13, 1992





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                                   Appendix 1

          o    Hepatobiliary Magnetic Resonance Imaging (MRI) Agent

          o    Blood Pool Magnetic Resonance Imaging (MRI) Agent





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                                   Appendix 2

1)   U.S. Ser. No. 731,841 filed May 8, 1985 (now U.S. Patent No. 4,899,755) for
     "Hepatobiliary NMR Contrast Agents" Randall B. Lauffer and Thomas J. Brady, Inventors

2)   U.S. Ser. No. 860,540 filed May 7, 1986 (now U.S. Patent 4,880,000) for "In
     Vivo Enhancement of NMR Relaxivity," Randall B. Lauffer, Inventor


3)   [ ]*



*Confidential information omitted and filed with the Commission.


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